UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kaplun Appointment as Chief Financial Officer

On October 7, 2021, the Board of Directors of Clubhouse Media Group, Inc. (the “Company”) appointed Dmitry Kaplun as the Company’s Chief Financial Officer.

Mr. Kaplun, age 44, has over 20 years of financial and general management experience in media, technology and telecom sectors both domestically and internationally. Most recently from March 2020 to August 2021, Mr. Kaplun held the position of Vice President of Finance for NBCUniversal Telemundo Enterprises and between 2010 and 2017 he held various positions of Finance Director, Vice President Finance and Operations and Senior Vice President Business Operations & GM for Latin America for Fox International Productions, a foreign language film production division of 20th Century Fox. Throughout his career, Mr. Kaplun has also consulted for various media and technology companies and was a producer/investor in film projects. He holds an undergraduate degree in Finance from the University of Florida, a joint MBA from Maastricht Business School in the Netherlands/Audencia Nantes School of Management in France and a Masters in Finance from IE Business School in Spain.

Kaplun Executive Employment Agreement

In connection with Mr. Kaplun’s appointment, the Company and Mr. Kaplun entered into an executive employment agreement dated as of October 7, 2021 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, the Company agreed to pay Mr. Kaplun an annual base salary of $280,000. In addition, the Company agreed to grant to Mr. Kaplun on the effective date of the Employment Agreement and on each anniversary thereof a number of restricted shares of common stock equal to (i) $100,000, divided by (ii) the lesser of (A) $1.70 (as the same may be adjusted) and (B) 80% of the VWAP as of the grant date. Each restricted stock grant will vest ratably over the calendar year following the grant date, vesting as to 25% of the number of shares of common stock in the restricted stock grant at the end of each calendar quarter of such year, as provided in the Employment Agreement. Mr. Kaplun will also be paid discretionary annual bonuses if and when declared by the Board.

The Employment Agreement has an initial term ending on the earlier of (i) the first anniversary of the effective date of the Employment Agreement, and (ii) the time of the termination of Mr. Kaplun’s employment. in accordance with the provisions herein. The initial term and any renewal term will automatically be extended for one or more additional terms of one year each, unless either the Company or Mr. Kaplun provides notice to the other party at least 30 days prior to the expiration of the then-current term.

The Company may terminate Mr. Kaplun’s employment at any time, with or without Cause (as defined in the Employment Agreement), subject to the terms and conditions of the Employment Agreement. In the event that the Company terminates Mr. Kaplun’s employment with Cause, subject to the terms of the Employment Agreement, (i) the Company will pay to Mr. Kaplun unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses; and (ii) any unvested portion of the restricted stock grants and any other equity granted to Mr. Kaplun will immediately be forfeited as of the termination date.

In the event that the Company terminates Mr. Kaplun’s employment without Cause, subject to the terms and conditions of the Employment Agreement, (i) the Company will pay to Mr. Kaplun any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses; (ii) the Company will pay to Mr. Kaplun, in one lump sum, an amount equal to the base salary that would have been paid to Mr. Kaplun for a three-month period; and (iii) any equity grant already made to Mr. Kaplun will, to the extent not already vested, be deemed automatically vested.

Mr. Kaplun may resign at any time, with or without Good Reason (as defined in the Employment Agreement). In the event that Mr. Kaplun resigns with Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will, subject to the terms of the Employment Agreement, be entitled to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company without Cause.

In the event that Mr. Kaplun resigns without Good Reason, the Company will pay to Mr. Kaplun the amounts, and Mr. Kaplun will be entitled, subject to the terms of the Employment Agreement, to such benefits (including without limitation any vesting of unvested shares under any equity grant), that would have been payable to Mr. Kaplun or which Mr. Kaplun would have received had Mr. Kaplun’s employment been terminated by the Company with Cause.

The Employment Agreement contains customary representations and warranties of the parties, and customary provisions relating to confidentiality obligations, indemnification, and miscellaneous provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Kaplun Restricted Stock Agreement

Pursuant to the terms of the Employment Agreement, the Board entered into a restricted stock award agreement (the “Restricted Stock Agreement”) dated October 7, 2021. Pursuant to the terms of the Restricted Stock Agreement, the Board granted Mr. Kaplun 58,824 shares of restricted common stock on October 7, 2021. 25% of the shares vest on each of the three-month, six-month, nine-month and 12-month anniversaries of the grant date.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Young and Yu Resignations

On October 8, 2021, each of Christian Young, President, Secretary and Director of the Company, and Simon Yu, Chief Operating Officer and Director of the Company, resigned from all officer and director positions with the Company, effective immediately. Each of Messrs. Young and Yu will continue to provide consulting services to the Company.

Musina Board Appointment

On October 12, 2021, the Board appointed Massimiliano Musina to serve as a member of the Company’s Board of Directors. In connection with Mr. Musina’s appointment, the Company and Mr. Musina entered into an Independent Director Agreement dated October 12, 2021 (the “Director Agreement”). Pursuant to the terms of the Director Agreement, the Company agreed to issue to Mr. Musina each quarter a number of shares of common stock having a fair market value of $25,000, in exchange for Mr. Musina’s service as a member of the Company’s Board of Directors.

The foregoing description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 14, 2021, the Company issued a press release announcing the hiring of Mr. Kaplun as the Company’s Chief Financial Officer. In his role as Chief Financial Officer, Mr. Kaplun will lead the Company’s financial strategy, growth initiatives, and capital raising and explore a possible NASDAQ uplisting in 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 7, 2021, by and between the registrant and Dmitry Kaplun.
10.2	Restricted Stock Agreement, dated October 7, 2021, by and between the registrant and Dmitry Kaplun.
10.3	Independent Director Agreement, dated October 12, 2021, by and between the registrant and Massimiliano Musina.
99.1	Press release of the registrant issued October 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2021	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer